UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

INFINITY RESOURCES HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-152959	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 North Scottsdale Road, Suite 140 Scottsdale, Arizona		85257
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 889-2650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 15, 2013, our wholly owned subsidiary, Earth911, Inc., a Delaware corporation (“Earth911”), entered into an Option Agreement (the “Option Agreement”) with Quest Resources Group, LLC, a Delaware limited liability company (“Seller”), pursuant to which Earth911 acquired an option (the “Option”) to purchase all of the issued and outstanding membership interests of Quest Resource Management Group, LLC, a Delaware limited liability company (“Quest”), held by Seller, comprising 50% of the membership interests of Quest. Earth911 currently holds the remaining 50% of the membership interests of Quest. Upon Earth911’s exercise of the Option, Quest will become a wholly owned subsidiary of Earth911. Quest engages in the business of recycling management for large and mid-size corporations in the automotive aftermarket, fleet, municipal, food service, hospitality, retail, office building, construction, hospital, and manufacturing industries.

The Option became exercisable by Earth911 as of January 22, 2013 following the satisfaction of all of the conditions to effectiveness of the Option set forth in the Option Agreement and will remain exercisable until April 30, 2013, or such later date as may be agreed to by the parties. The exercise of the Option is in Earth911’s sole discretion and will take place three business days following Earth911’s written notice to Seller of Earth911’s intention to exercise the Option (the “Closing”).

The exercise price to be paid to Seller in connection with Earth911’s exercise of the Option will be an amount equal to the total of (a) $25,000,000 plus (b) $5,000,000 of our common stock, based on the average closing stock price of our common stock for the five-day period ending three days prior to the Closing. In addition, Seller will be entitled to receive earn-out payments of (a) $5,000,000 of our common stock, based on the average closing stock price of our common stock for the five-day period following Earth911’s receipt of the 2013 audit report, if the 2013 EBITDAS (as defined in the Option Agreement) meets or exceeds a certain defined target, and (b) amounts equal to 10% of the amount by which the 2013 EBITDAS, 2014 EBITDAS, 2015 EBITDAS, 2016 EBITDAS, and 2017 EBITDAS (each as defined in the Option Agreement) exceed certain defined targets.

In connection with a future Closing under the Option Agreement, Seller is required to deliver the following: (a) an employment agreement (the “Employment Agreement”) with Brian Dick, the Chief Executive Officer of Quest; (b) a consulting agreement (the “Consulting Agreement”) with Jeff Forte, the current President of Quest; and (c) non-competition agreements (the “Non-Competition Agreements”) executed by each of Messrs. Dick and Forte in their capacity as principal owners of Seller.

The Employment Agreement will provide for Mr. Dick’s continued service as Chief Executive Officer of Quest for a period of five years. Mr. Dick will be entitled to receive a base salary of $300,000 per annum; an annual bonus based upon achievement of performance goals as determined by the Board of Directors of Quest, which bonus for 2013 will not be less than $250,000 if the 2013 EBITDAS (as defined in the Option Agreement) meets or exceeds a certain defined target; and annual stock-based compensation awards determined by our Board of Directors. Mr. Dick will also be eligible to participate in executive compensation programs, group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, and benefits approved by the Board of Directors of Quest and generally made available to executive employees of Quest. Mr. Dick also will be entitled to severance benefits in certain events following a termination of employment by Quest or following a change in control as described in the Employment Agreement. The Employment Agreement will also provide for a non-competition period equal to the longer of 12 months after the termination of Mr. Dick’s employment with Quest and the period during which Mr. Dick receives cash severance and for non-solicitation of employees and customers of Quest for a period of 24 months after the termination of Mr. Dick’s employment with Quest.

The Consulting Agreement will provide for Mr. Forte’s continued service to Quest as a Special Projects Consultant on a part-time basis for a period of five years. Mr. Forte will be entitled to receive compensation of $25,000 per annum. Mr. Forte will also be eligible to participate in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, and benefits approved by the Board of Directors of Quest and generally made available to part-time employees of Quest. The Consulting Agreement will also provide for a non-competition period of 12 months after the termination of Mr. Forte’s engagement with Quest and for non-solicitation of employees and customers of Quest for a period of 24 months after the termination of Mr. Forte’s engagement with Quest.

The Non-Competition Agreement for each of Messrs. Dick and Forte will provide that Messrs. Dick and Forte may not engage or become financially interested in any Competitive Business within the Restricted Territory (each as defined in the Non-Competition Agreement) for a period of six years from the date of the Closing. The Non-Competition Agreements will also provide restrictions with respect to customers of Quest and non-solicitation of employees of Quest for a period of six years from the date of the Closing.

The Option Agreement is subject to termination prior to the Closing only (a) by mutual agreement of the parties, or (b) at the option of Earth911 or Seller, if there have been instituted and pending or threatened any legal proceeding before any court or governmental agency seeking to restrain or prohibit or to obtain damages in respect of the Option Agreement or the consummation of the transactions contemplated by the Option Agreement, or if any order restraining or prohibiting the transactions contemplated by the Option Agreement have been issued by any court or governmental agency and are in effect.

A copy of the Option Agreement is attached hereto as Exhibit 2.5 and is incorporated by reference into this Item 1.01. The foregoing description of the Option Agreement and the transactions contemplated thereby is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Option Agreement, and is subject to and qualified in its entirety by reference to the full text of the Option Agreement.

The Option Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about Earth911, Seller, Quest, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Option Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Option Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Option Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of Earth911, Seller, Quest, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Option Agreement, which subsequent information may or may not be fully reflected in public disclosures. The Option Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the proposed transaction that will be contained in, or incorporated by reference into, our public disclosures.

Item 2.02. Results of Operations and Financial Condition.

We are furnishing the information in this Item 2.02 in connection with the disclosure of information, in the form of the textual information from a press release released on January 22, 2013 and attached hereto as Exhibit 99.1.

The information in this Item 2.02 (including Exhibit 99.1) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Report on Form 8-K is available on our website located at www.infinityresourcesholdingscorp.com, although we reserve the right to discontinue that availability at any time.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

2.5	Option Agreement, dated as of January 15, 2013, by and between Earth911, Inc. and Quest Resources Group, LLC

99.1	Press release from Infinity Resources Holdings Corp., dated January 22, 2013, entitled “Infinity Resources Plans to Buy Remaining 50% of Quest; Quest Business Adds to Comprehensive Growth Strategy”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2013	INFINITY RESOURCES HOLDINGS CORP.

	By:	/s/ Barry Monheit
Barry Monheit
President and Chief Executive Officer

EXHIBIT INDEX

2.5	Option Agreement, dated as of January 15, 2013, by and between Earth911, Inc. and Quest Resources Group, LLC

99.1	Press release from Infinity Resources Holdings Corp., dated January 22, 2013, entitled “Infinity Resources Plans to Buy Remaining 50% of Quest; Quest Business Adds to Comprehensive Growth Strategy”